Exhibit 99.1

FOR IMMEDIATE RELEASE

American Vanguard Reports Third Quarter 2024 Results

Reiterating full-year 2024 Adj. EBITDA guidance

Non-Crop Revenues Grew 17%; Green Solutions Revenues Grew 18% Y/o/Y

Business transformation continues to accelerate, raising expected annual benefit to $20 million

Company reduced debt by $32.5 million

Newport Beach, CA | November 11, 2024 — American Vanguard® Company, a diversified specialty and agricultural products company that develops, manufactures, and markets solutions for crop protection and nutrition, turf and ornamental management and commercial pest control, today reported financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Financial and Operational Highlights – versus Third Quarter 2023:

•	Net sales of $118.3 million ($130.7 million when excluding Dacthal product recall impact) v. $149.5 million;

•	Adjusted EBITDA[1] of $1.8 million v. $11.4 million;

•	Maintaining full-year 2024 Adjusted EBITDA guidance of $40 million to $50 million

•	EPS of $(0.92) v. ($0.01)

•	Decreased debt by $32.5 million from $211.3 million in the previous quarter

First nine months 2024 Financial and Operational Highlights – versus first nine months 2023:

•	Net sales of $381.7 million ($394.1 million when excluding Dacthal product recall impact) v. $407.2 million;

•	Adjusted EBITDA of $23.3 million v. $33.5 million;

•	EPS of $(1.28) v. $0.02

Other Highlights:

•	Raising expected full-year transformation related benefits to $20 million from $15 million

•	The Board is actively engaged in recruiting a CEO to build upon the transformation momentum

Timothy J. Donnelly, Acting CEO of American Vanguard, stated “We remain focused on transforming our Company into an efficient, reliable and profitable supplier to the Ag industry. We are pleased with the results that we are beginning to see from our business transformation. While we continue to manage through macroeconomic headwinds, we are seeing pockets of strength. For example, our non-crop business grew 17% as compared to the year ago period, and our green solutions portfolio grew 18% as compared to the year ago period. The growth in these areas was offset by pressure from generics, but the single biggest factor was a significant drop in Aztec sales year over year. Sales in 2023 were unusually high as a result of a previous supply shortage.”

[1]

Adjusted earnings before interest, taxes, depreciation, and amortization. Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define adjusted EBITDA differently.

Mr. Donnelly continued, “As we transform the business, we are incurring one-time charges associated with positioning American Vanguard for longer-term growth. During the quarter we incurred a $8.1 million transformation charge. Additionally, during the quarter we recorded a $16.2 million charge associated with the collection and disposal of Dacthal. The Company benefitted from this profitable product for many years, and we are now taking the necessary steps to safely recall and dispose of it.”

David T. Johnson, Vice President, CFO and Treasurer, stated “Despite the macro headwinds, the Company remains steadfast in its transformation roadmap, which presents a clear path towards achieving a 15% adjusted-EBITDA margin across the ag-cycle. We are pleased to have been able to pay down a material amount of debt during the quarter, decreasing our long-term debt to $179 million from $211 million at the end of the previous quarter. We expect to further improve our liquidity as we decrease our inventory in our seasonally strong 4th quarter. We remain optimistic that we can decrease inventory to 34% of sales by year end, down $25 million versus last year. We are pleased with the hard work of our employees in pursuing the business transformation projects. Furthermore, through their hard work we were able to reduce operating expenses, excluding transformation costs, for both the three month and nine month periods ended September 30, 2024, as compared to the prior year period.”

Mark Bassett, a board member who is temporarily working with the Company’s Office of the CEO commented, “Within our transformation, we are encouraged by the initial progress that we have made and see an opportunity for even greater benefits than we had originally calculated. We now expect to achieve $20 million in transformation related benefits instead of our previous estimate of $15 million.”

Dr. Bassett concluded, “I want to reiterate our full year 2024 revenue (down 2% to flat, excluding the product recall charge) and adjusted EBITDA ($40—$50 million) targets. I view this achievement as a testament to the resiliency of this Company, especially in the wake of the current market conditions. We are focused on returning American Vanguard to a position of consistent free cash flow generation, which in the near-term will be allocated towards further deleveraging, but over the medium to long-term we expect to be able to apply these cash flows to growth opportunities.”

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management, and public and animal health. Over the past 20 years, through product and business acquisitions, the Company has expanded its operations into 21 countries and now has more than 1,000 product registrations in 56 nations worldwide. Its strategy rests on two growth initiatives – i) Core Business through innovation of conventional products and ii) Green Solutions with more than 120 biorational products – including fertilizers, microbials, nutritionals and non-conventional products. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes. To learn more about the Company, please reference www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact	Investor Representative
American Vanguard Corporation	Alpha IR Group
Anthony Young, Director of Investor Relations	Robert Winters
anthonyy@amvac.com	Robert.winters@alpha-ir.com
(949) 221-6119	(929) 266-6315

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

ASSETS	September 30, 2024	December 31, 2023
Current assets:
Cash	$11,880	$11,416
Receivables:
Trade, net of allowance for credit losses of $8,661 and $7,107, respectively	146,145	182,613
Other	5,852	8,356

Total receivables, net	151,997	190,969
Inventories	246,037	219,551
Prepaid expenses	7,501	6,261
Income taxes receivable	7,690	3,824

Total current assets	425,105	432,021
Property, plant and equipment, net	73,494	74,560
Operating lease right-of-use assets, net	21,448	22,417
Intangible assets, net of amortization	164,480	172,508
Goodwill	48,012	51,199
Deferred income tax assets	12,218	2,849
Other assets	14,701	11,994

Total assets	$759,458	$767,548

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$73,557	$68,833
Customer prepayments	27,183	65,560
Accrued program costs	85,665	68,076
Accrued expenses and other payables	29,066	16,354
Operating lease liabilities, current	6,604	6,081
Income taxes payable	3,229	5,591

Total current liabilities	225,304	230,495
Long-term debt	178,749	138,900
Operating lease liabilities, long term	15,574	17,113
Deferred income tax liabilities	9,167	7,892
Other liabilities	2,756	3,138

Total liabilities	431,550	397,538

Commitments and contingent liabilities (Note 12)
Stockholders’ equity:
Preferred stock, $0.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $0.10 par value per share; authorized 40,000,000 shares; issued 34,525,983 shares at September 30, 2024 and 34,676,787 shares at December 31, 2023	3,452	3,467
Additional paid-in capital	114,196	110,810
Accumulated other comprehensive loss	(13,849)	(5,963)
Retained earnings	295,310	332,897
Less treasury stock at cost, 5,915,182 shares at September 30, 2024 and December 31, 2023	(71,201)	(71,201)

Total stockholders’ equity	327,908	370,010

Total liabilities and stockholders’ equity	$759,458	$767,548

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$118,307	$149,516	$381,659	$407,191
Cost of sales	(101,014)	(106,432)	(284,185)	(282,662)

Gross profit	17,293	43,084	97,474	124,529
Operating expenses
Selling, general and administrative	(26,365)	(29,813)	(86,885)	(85,954)
Research, product development and regulatory	(11,177)	(9,080)	(25,482)	(27,363)
Transformation	(8,139)	—	(16,636)	—

Operating (loss) income	(28,388)	4,191	(31,529)	11,212
Change in fair value of equity investment	—	(247)	513	(324)
Interest expense, net	(4,378)	(3,384)	(11,988)	(8,282)

(Loss) income before income tax benefit (expense)	(32,766)	560	(43,004)	2,606
Income tax benefit (expense)	7,024	(885)	7,093	(2,066)

Net (loss) income	$(25,742)	$(325)	$(35,911)	$540

Net (loss) income per common share—basic	$(0.92)	$(0.01)	$(1.28)	$0.02

Net (loss) income per common share—assuming dilution	$(0.92)	$(0.01)	$(1.28)	$0.02

Weighted average shares outstanding—basic	28,009	27,919	28,015	28,236
Weighted average shares outstanding—assuming dilution	28,009	27,919	28,015	28,656

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

(In thousands), (Unaudited)

	For the three months ended September 30,
	2024	2023	Change	% Change
Net sales:
U.S. crop	$35,533	$67,749	$(32,216)	-48%
U.S. non-crop	22,454	19,250	3,204	17%

U.S. total	57,987	86,999	(29,012)	-33%
International	60,320	62,517	(2,197)	-4%

Total net sales	$118,307	$149,516	$(31,209)	-21%
Total cost of sales	$(101,014)	$(106,432)	$5,418	-5%

Total gross profit	$17,293	$43,084	$(25,791)	-60%

Gross margin	15%	29%

	Impact of Dacthal Recall
	2024	2023	Change
Net sales:
U.S. crop	$(11,783)	$—	$(11,783)
U.S. non-crop	—	—	—

Total U.S.	(11,783)	—	(11,783)
International	(620)	—	(620)

Total net sales	$(12,403)	$—	$(12,403)
Total cost of sales	(3,788)	—	(3,788)

Total gross profit	$(16,191)	$—	$(16,191)

	For the nine months ended September 30,
	2024	2023	Change	% Change
Net sales:
U.S. crop	$155,075	$185,823	$(30,748)	-17%
U.S. non-crop	59,241	50,041	9,200	18%

U.S. total	214,316	235,864	(21,548)	-9%
International	167,343	171,327	(3,984)	-2%

Total net sales	$381,659	$407,191	$(25,532)	-6%
Total cost of sales	$(284,185)	$(282,662)	$(1,523)	1%

Total gross profit	$97,474	$124,529	$(27,055)	-22%

	26%	31%

	Impact of Dacthal Recall
	2024	2023	Change
Net sales:
U.S. crop	$(11,783)	$—	$(11,783)
U.S. non-crop	—	—	—

Total U.S.	(11,783)	—	(11,783)
International	(620)	—	(620)

Total net sales	$(12,403)	$—	$(12,403)
Total cost of sales	(3,788)	—	(3,788)

Total gross profit	$(16,191)	$—	$(16,191)

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(35,911)	$540
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation of property, plant and equipment	6,655	6,396
Amortization of intangibles assets	9,947	10,009
Amortization of other long-term assets	199	1,445
Amortization of deferred loan fees	342	174
Provision for bad debts	1,278	952
Stock-based compensation	3,887	4,257
Change in deferred income taxes	(9,110)	(977)
Changes in liabilities for uncertain tax positions or unrecognized tax benefits	106	467
Change in equity investment fair value	(513)	324
Other	110	7
Foreign currency transaction losses	121	199
Changes in assets and liabilities associated with operations:
Decrease (increase) in net receivables	33,475	(29,055)
Increase in inventories	(29,429)	(58,163)
Increase in prepaid expenses and other assets	(4,107)	(633)
Change in income tax receivable/payable, net	(6,216)	(4,046)
Increase (decrease) in net operating lease liability	(48)	227
Increase in accounts payable	6,141	1,240
Decrease in customer prepayments	(38,375)	(104,590)
Increase in accrued program costs	17,721	29,779
Increase (decrease) in other payables and accrued expenses	13,878	(4,406)

Net cash used in operating activities	(29,849)	(145,854)

Cash flows from investing activities:
Capital expenditures	(6,106)	(8,589)
Proceeds from disposal of property, plant and equipment	66	200
Intangible assets	(341)	(759)

Net cash used in investing activities	(6,381)	(9,148)

Cash flows from financing activities:
Payments under line of credit agreement	(168,188)	(62,800)
Borrowings under line of credit agreement	208,037	228,500
Receipt from the issuance of common stock under ESPP	901	980
Net receipt from the exercise of stock options	—	46
Net payment for tax withholding on stock-based compensation awards	(1,416)	(1,957)
Repurchase of common stock	—	(15,539)
Payment of cash dividends	(2,510)	(2,550)

Net cash provided by financing activities	36,824	146,680

Net increase (decrease) in cash and cash equivalents	594	(8,322)
Effect of exchange rate changes on cash and cash equivalents	(130)	(477)
Cash and cash equivalents at beginning of period	11,416	20,328

Cash and cash equivalents at end of period	$11,880	$11,529

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income	$(25,742)	$(325)	$(35,911)	$540
Income tax (benefit) expense	(7,024)	885	(7,093)	2,066
Interest expense, net	4,378	3,384	11,988	8,282
Depreciation and amortization	5,703	5,704	16,801	17,850
Stock-based compensation	1,135	1,716	3,887	4,257
Transformation costs & legal reserves	7,159	—	17,402	—
Dacthal returns	16,191	—	16,191	—
Proxy contest activities	—	—	—	541

Adjusted EBITDA[2]	$1,800	$11,364	$23,265	$33,536

[2]

Adjusted earnings before interest, taxes, depreciation, and amortization. Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define adjusted EBITDA differently.